                                                                    EXHIBIT 10.6

                          SUBORDINATED PROMISSORY NOTE


$4,000,000                                                     December 26, 1992
                                                            San Jose, California

         STORAGE DIMENSIONS, INC., a Delaware corporation formerly known as SDI Acquisition Corporation, ("Newco"), for value received, hereby promises to pay to STORAGE DIMENSIONS, INC., a California corporation ("SDI"), the principal sum of Four Million Dollars ($4,000,000) and to pay interest (computed on the basis of a 365-day year) on the unpaid principal thereof at the rate of eight percent (8%) per annum from the date hereof through the first anniversary hereof; thereafter, at a rate of ten percent (10%) per annum through the second anniversary hereof; and thereafter at a rate of twelve percent (12%) per annum; provided that in no case shall the interest charged exceed the maximum rate under applicable law.

         1. Payment. Interest shall be payable monthly in arrears, on the first day of each month, commencing February 1, 1993 until the principal sum is paid in full (whether at maturity or otherwise). Principal shall be due and payable in three equal installments on the first, second and third anniversaries of the date hereof. On the third anniversary hereof, all unpaid principal and interest shall be due and payable; provided, however, that Newco shall make prepayments on account of amounts owing hereunder to the extent not expressly prohibited by the Loan and Security Agreement dated as of December 26, 1992 (the "Loan Agreement") between Newco and Sanwa Business Credit Corporation (the "Lender") or the Subordination Agreement dated as of December 26, 1992 among Newco, SDI and the Lender (the "Subordination Agreement"), with the written approval of the Lender. Payments of principal and interest shall be made in lawful money of the United States of America without set-off, counterclaim, withholding or deduction of any kind.

         2. Subordination. The indebtedness evidenced by this Note is subordinate and junior to the prior payment in full of the principal and interest and other amounts due on all Senior Indebtedness (as defined below) to the extent and in the manner hereinafter set forth. For so long as any portion of the Senior Indebtedness is outstanding, Newco will not pay to SDI and SDI will not receive from Newco any part of the indebtedness evidenced by this Note except for regularly scheduled payments of principal and interest and prepayments not expressly prohibited by the Loan Agreement or the Subordination Agreement. SDI agrees, from time to time as reasonably requested by Newco, to execute any documents required by the Lender reaffirming the subordination provisions contained in this Note; provided, however, that the rights of SDI under this Note shall not be adversely affected by such reaffirmation. For purposes of this Note, the term "Senior Indebtedness" shall mean: (i) all indebtedness of Newco under the Loan Agreement; (ii) all indebtedness of Newco hereafter arising for an aggregate principal amount of up to Ten Million Dollars ($10,000,000) from banks, trust companies or other lenders who are not affiliates of Newco, the proceeds of which Newco will use to finance positive growth; and
(iii) renewals, extensions, replacements or refinancings of any such indebtedness referred to in clauses (i) and (ii) above, to the extent of the maximum aggregate principal amount of borrowings permitted under the Loan Agreement and the agreements with regard to the indebtedness described in clause
(ii) above; provided, however, that the term "Senior Indebtedness" shall not include any indebtedness expressly subordinated to this Note.

         3. Default; Acceleration. Upon the occurrence of one or more of the following events, SDI shall have a right to accelerate this Note, in which case the entire principal amount and all unpaid interest and fees will be immediately due and payable:

                  (i) if any Lender accelerates payment of the indebtedness outstanding under the Loan Agreement;

                  (ii) if no default exists under the Loan Agreement, and a scheduled principal or interest payment has not been made under this Note for a period of ninety (90) days following the date such payment is due; and

                  (iii) if a default exists under the Loan Agreement, and the Lender has prohibited Newco from making an interest payment hereunder, and a scheduled interest payment has not been made under this Note for a period of one hundred eighty (180) days following the due date.

         Any acceleration under (i) shall be rescinded if the Lender rescinds acceleration of its indebtedness, and any acceleration under (ii) or (iii) shall be rescinded upon correction of the payment default that gave rise to the acceleration. During any period during which no payments to the Lender required by the Loan Agreement are being made, SDI shall have no right to accelerate amounts due hereunder except pursuant to clause (i) above. For so long as (A) a default exists under the Loan Agreement and (B) the Lender has directed Newco not to make payments of any principal amount hereunder, Newco shall not make, and SDI shall not accept, a payment of any principal amount due hereunder. During such period, SDI shall have no right to accelerate the amount due hereunder except pursuant to clauses (i) and (ii) of this Section 3.

         4. Collection Costs. In the event any action is taken to enforce the rights of SDI under this Note, the person prevailing in that action shall be entitled, in addition to such other relief as may be granted, to all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

         5. Miscellaneous. Newco hereby waives presentment, demand, protest or notice of any kind in connection with this Note. This Note shall not be assigned without the prior written consent of Newco, other than to Maxtor Corporation, a Delaware corporation ("Maxtor"), or a wholly-owned subsidiary of Maxtor. This
Note is issued in connection with the Stock Purchase and Asset Acquisition Agreement dated as of December 4, 1992 among SDI,, Newco and certain other parties. This Note shall be construed in accordance with and governed by the laws of the State of California (without regard to its conflict of laws principles).

                           STORAGE DIMENSIONS, INC.


                                    By: /s/ A. GEORGE GEBAUER
                                        ----------------------------------------
                                        A. George Gebauer


                                    Title:  President


                                    By: /s/
                                        ----------------------------------------

                                    Title:  Assistant Treasurer

                               AGREEMENT TO AMEND
                          SUBORDINATED PROMISSORY NOTE

         This Agreement to Amend Subordinated Promissory Note ("Third Amendment") is made by and among Storage Dimensions, Inc., a Delaware corporation ("SDI"), Old SDI-Sub (formerly Storage Dimensions, Inc.), a California corporation, and Maxtor Corporation, a Delaware corporation (collectively, "Maxtor") as of January 9, 1997.

                                    RECITALS

         A. Pursuant to the terms of a Subordinated Promissory Note, dated December 26, 1992 (the "Note"), SDI promised to pay to Storage Dimensions, Inc., a California corporation and wholly-owned subsidiary of Maxtor Corporation ("Maxtor"), the principal sum of Four Million Dollars ($4,000,000). Such terms provided for payment of interest on a monthly basis, commencing February 1, 1993 until the principal sum was paid in full, and for equal annual principal installments due on each of the first three anniversary dates of the Note. Maxtor subsequently agreed to allow SDI to defer principal payments due under the Note in accordance with Maxtor's letters dated February 17, 1994 (the "First Amendment") and January 3, 1995 (the "Second Amendment").

         B. SDI intends to conduct an initial public offering (the "Offering") of its stock and wishes to further defer both interest and principal payments due under the Note until it receives the proceeds from the Offering.

         NOW, THEREFORE, in consideration for the obligations undertaken herein, Maxtor agrees to the amendment and modification of the Note as set forth herein.

                                    AMENDMENT

         1. Notwithstanding the provisions of Paragraph 2 of the Note, all sums due under the Note, including principal and accrued interest, shall become immediately due and payable on the earlier of: (i) the date on which SDI receives the proceeds from the Offering; or (ii) May 10, 1997.

         2. All provisions of the Note, except as modified by this Third Amendment, shall remain in full force and effect and are reaffirmed. Other than as stated in this Third Amendment, this amendment shall not operate as a waiver of any condition or obligation imposed on SDI under the Note.

         3. In the event of any conflict, inconsistency, or incongruity between any provision of this Third Amendment and any provision of the Note, the provisions of this Third Amendment shall govern and control.

         This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

         IN WITNESS WHEREOF, SDI and Maxtor have executed this Third Amendment as of the date first above written.

SDI

STORAGE-DIMENSIONS, INC.
       a Delaware Corporation


By     /s/ ROBERT E. BYLIN
   -----------------------------------
Name:  Robert E. Bylin
Title: Sr. Vice President Finance, CFO



MAXTOR

OLD SDI SUB
(formerly Storage Dimensions, Inc.)
       a California corporation


By     /s/ GLENN H. STEVENS
   -----------------------------------
Name:  Glenn H. Stevens
Title: Secretary



MAXTOR CORPORATION
       a Delaware corporation


By:    /s/ GLENN H. STEVENS
   -----------------------------------
Name:  Glenn H. Stevens
Title: Vice President, General
       Counsel and Secretary

                                       -2-